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                                                                    EXHIBIT 15.1

                         ACCOUNTANTS' AWARENESS LETTER

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We are aware that our report dated November 12, 2001, on our review of the condensed consolidated interim financial information of Global Marine Inc. and subsidiaries (the "Company") as of and for the period ended September 30, 2001, and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in (i) the prospectus constituting part of the Company's Registration Statements on Form S-8 (Registration Nos. 33-32088, 33-40961 and 33-63326), respectively, for the Global Marine Inc. 1989 Stock Option and Incentive Plan and the Global Marine 1998 Stock Option and Incentive Plan, (ii) the prospectus constituting part of the Company's Registration Statements on Form S-8 (Registration Nos. 333-80383, 333-40244, 33-32088, 33-
40961, and 33-63326) for the Global Marine 1998 Stock Option and Incentive Plan,
(iii) the prospectus constituting part of the Company's Registration Statement on Form S-8 (Registration No. 33-40266) for the Global Marine Savings Incentive Plan, (iv) the prospectus constituting part of the Company's Registration Statement on Form S-8 (Registration No. 33-40961) for the Global Marine Inc. 1990 Non-Employee Director Stock Option Plan, (v) the prospectus constituting part of the Company's Registration Statement on Form S-8 (Registration No. 33-57691) for the Global Marine Inc. 1994 Non-Employee Stock Option and Incentive Plan, (vi) the prospectus constituting part of the Company's Registration Statement on Form S-8 (Registration No. 333-40244) for the Global Marine Non-Employee Director Restricted Stock Plan, (vii) the combined prospectus constituting part of the Company's Registration Statements on Form S-3 (Registration Nos. 33-58577 and 333-49807) for the proposed offering of up to $500,000,000 of debt securities, preferred stock and/or common stock, (viii) the prospectus constituting part of the Company's Registration Statement on Form S-3 (Registration No. 333-45908) for the resale of up to $600,000,000 principal amount at maturity of Zero Coupon Convertible Debentures due June 23, 2020, and shares of common stock of the Company issuable upon conversion thereof; and (ix) the joint proxy statement / prospectus constituting part of the Registration Statement on Form S-4 (Registration No. 333-70268) of Santa Fe International Corporation relating to the solicitation of proxies and the issuance of Ordinary Shares, par value $0.01 per share, of Santa Fe International Corporation in connection with a proposed combination of Santa Fe International Corporation and Global Marine Inc.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Houston, Texas
November 13, 2001